UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2013

INFINITY ENERGY RESOURCES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-17204	20-3126427
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11900 College Blvd, Suite 310, Overland Park, KS 66210

(Address of Principal Executive Offices) (Zip Code)

(913) 948-9512

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

On February 28, 2013, Infinity Energy Resources, Inc. (the “Company”) paid in full a promissory note in the principal amount of $250,000 that it had issued on August 28, 2012.

On February 26 and 27, 2012 the Company borrowed $125,000 and $150,000, respectively, under an unsecured credit facility provided by two private, third-party lenders. The loans are represented by promissory notes (the “Notes”), bear interest at the rate of 8% per annum and are payable interest and principal in full 60 days from the date of issuance. They may be prepaid without penalty at any time. The Notes are subordinated to all existing and future senior indebtedness, as such terms are defined in the Notes. The Company used the loan proceeds to retire the note it issued in August 2012 and provide working capital.

In connection with its new loans, the Company granted the lenders warrants (the “Warrants”) exercisable to purchase 125,000 and 150,000 shares, respectively, of its common stock, at an exercise price of $2.50 per share for a period of two years. If the Company fails to pay the notes on their maturity dates, the number of shares issuable under the Warrants increases to 1,250,000 and 1,500,000, respectively, and the exercise price drops to $.10 per share.

The foregoing descriptions of the Notes and Warrants do not purport to be complete and are qualified in their entirety to Exhibits 10.32 and 10.33, respectively, to this report. Such Exhibits contain the forms of the documents,

The information contained in this current report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities under that section, nor shall it be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 FINANCIAL STATEMENT AND EXHIBITS

(d) Exhibits

10.32	Form of 8% Subordinated Note, dated February ___, 2013

10.33	Form of Common Stock Purchase Warrant, dated February ___, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 1, 2013

Infinity Energy Resources, Inc.

By:	/s/ Stanton E. ROSS
Name:	Stanton E. Ross
Title:	President and Chief Executive Officer